Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the annual report of Cimetrix Incorporated (the "Company") on Form 10-K for the year ended December 31, 2010, Jodi M. Juretich hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

1.	The annual report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2011	By:	/S/Jodi M. Juretich
(Date)		Jodi M. Juretich
Chief Financial Officer
(Principal Financial and Accounting Officer)